EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-106991, No. 333-112487 and 333-117520) and Form S-8 (No. 333-60640, No. 333-81522, No. 333-88504, No. 333-106923, No. 333-110522 and 333-116474) of Roxio, Inc. of our reports dated June 8, 2004, except for Note 16, as to which the date is November 10, 2004 relating to the consolidated financial statements and the financial statement schedule, which appear this Amendment No. 2 to Annual Report on Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

November 10, 2004